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                                                                   Exhibit 10.4


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT ("Agreement") is made as of the 21st day of April, 1995, by and between NATIONAL L.P., a Delaware limited partnership also known as NATIONAL HEALTHCORP L.P., NATIONAL HEALTHCARE L.P., LTD. and NHC ("Borrower"), and FIRST AMERICAN NATIONAL BANK, a national banking association ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender make term loans to Borrower in the aggregate principal amount of $22,850,000 (individually and collectively, the "Loan") on the terms and conditions hereinafter set forth; and

         WHEREAS, in connection with the foregoing, Borrower and Lender desire to execute this Agreement in order to confirm and clarify certain agreements and understandings between them with respect to the Loan, all as more particularly hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants herein contained and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. The Loan.

         (a) Notes. The Loan shall be evidenced by (i) a Note Secured By Real Estate of even date herewith, in the original principal amount of $6,035,000,
(ii) a Note Secured By Real Estate of even date herewith, in the original principal amount of $11,115,000, and (iii) a Note Secured By Real Estate of even date herewith, in the original principal amount of $5,700,000, all made and executed by Borrower payable to the order of Lender, in form and substance satisfactory to Lender (all of the above-notes, together with any and all renewals, modifications, extensions, replacements and/or consolidations thereof, are sometimes individually and collectively referred to herein, as the "Notes").

         (b) PurPose. The purpose of the Loan shall be to provide term financing associated with Borrower's (i) nursing home and adult congregate living facility known as Renaissance Health Care Center in Naples, Florida, (ii) nursing home known as National Healthcare of Port Charlotte in Port Charlotte, Florida, and
(iii) nursing home known as National Healthcare of Lexington in West Columbia, South Carolina (each a "Project"). The proceeds of the Loan shall not be used for any other purpose.

         (c) Security. The Loan shall be secured by, among other things, (1) a Mortgage and Security Agreement of even date


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herewith, by and between Borrower and Lender, recorded or to be recorded in the
Official Records of Charlotte County, Florida (as the same may hereafter be amended, renewed or replaced, the "Port Charlotte Mortgage"), (2) a Mortgage and Security Agreement of even date herewith, by and between Borrower and Lender, recorded or to be recorded in the Official Records of Collier County, Florida (as the same may hereafter be amended, renewed or replaced, the "Renaissance Mortgage"), (3) a Mortgage, Security Agreement and Fixture Filing of even date herewith, by and between Borrower and Lender, recorded or to be recorded with the Register of Mesne Conveyances/Office for Lexington County, South Carolina (as the same may hereafter be amended, renewed or replaced, the "Columbia Mortgage"), (4) an Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Lender, recorded or to be recorded in the Official Records of Charlotte County, Florida, (as the same may hereafter be amended, renewed or replaced, the "Port Charlotte Assignment of Leases"), (5) an Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Lender, recorded or to be recorded in the Official Records of Collier County, Florida (as the same may hereafter be amended, renewed or replaced, the "Renaissance Assignment of Leases"), (6) an Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Lender, recorded or to be recorded with the Register of Mesne Conveyances/Office for Lexington County, South Carolina (as the same may hereafter be amended, renewed or replaced, the "Columbia Assignment of Leases"), and (7) a Security Agreement of even date herewith, by and between Borrower and Lender (as the same may hereafter be amended, renewed or replaced, the "Security Agreement"). This Agreement, the Notes, the Port Charlotte Mortgage, the Renaissance Mortgage, the Columbia Mortgage, the Port Charlotte Assignment of Leases, the Renaissance Assignment of Leases, the Columbia Assignment of Leases, the Security Agreement and any and all other documents, instruments and/or agreements now or hereafter evidencing, securing or otherwise relating to the Loan are hereinafter collectively referred to as the "Loan Documents".

                  (d) Commitment Fee. Contemporaneously with Borrower's execution of this Agreement, Borrower shall pay to Lender a commitment fee in the amount of $34,275.

         2. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

                  (a) Status. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing in the State of Tennessee, the State of Florida, the State of South Carolina, and each other state in which a failure to be so qualified would have a material adverse effect on Borrower's business. Borrower has the power to own and

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operate its properties, to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and the other Loan Documents to which it is a party.

                  (b) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents and to enter into and perform its obligations thereunder without the consent of any other person, firm, governmental agency or legal entity.

                  (c) Other Agreements. The transactions hereby contemplated will not result in a breach of or constitute a default under any other agreement to which Borrower is party.

                  (d) Litigation. There is no litigation or proceeding pending against Borrower, nor to the knowledge of the Borrower threatened, which, if decided adversely to Borrower would have a material adverse effect upon its financial condition or business.

                  (e) Compliance with Law. Borrower has obtained all necessary licenses, permits, governmental approvals and authorizations necessary or proper in order conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted and is in compliance with all laws, regulations, decrees and orders applicable to it.

                  (f) Taxes. Borrower has filed all required federal, state and local tax returns, and has paid all taxes as shown on such returns as they have become due and have paid all other taxes, fees or other charges imposed on it prior to delinquency.

                  (g) Environmental Matters.

                           (i) As used in this Section 2(g) and in Section 3(1)
                  hereof, the following terms shall have the indicated meanings:

                  "Business" means all of Borrower's assets, both real and personal, tangible and intangible, now existing or hereafter acquired and wherever located, and all of Borrower's current and future business operations at all locations and in all jurisdictions.

                  "Environmental Authorities" means all federal, state and local governmental bodies, authorities or agencies and all public corporations created and/or empowered to administer, regulate and/or enforce Environmental Laws, including without limitation the U.S. Environmental Protection Agency.

                  "Environmental Laws" means any and all federal, state, regional, county or local laws, statutes, rules,


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                  regulations or ordinances relating to the generation,
                  recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. ("RCRA"), and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharge, emission or disposal of Hazardous Materials or Hazardous Wastes in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management OF Hazardous Materials, to exposure to Hazardous Materials, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

                  "Hazardous Materials" means any hazardous, TOXIC OR dangerous materials, substances, chemicals, waste or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including without limitation asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

                  "Hazardous Wastes" means Hazardous Materials that are or become "wastes" or "Solid wastes" as such terms are used in RCRA.

                  "Property" means all real property now or hereafter constituting a part of, or otherwise used or operated by Borrower in connection with, the Business, including without limitation the nursing homes described in Section l(b) above.

                           (ii) Borrower represents and warrants to Lender as
                  follows:


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                                    (a) To Borrower's knowledge, information and
                           belief, the Property is being operated by Borrower in full compliance with Environmental Laws, and Borrower has obtained, maintained and is in good standing under all approvals, consents, certificates, licenses and permits required by Environmental Laws with respect to the Property.

                                    (b) To Borrower's knowledge, information and
                           belief, the Property is free of all Hazardous Wastes, and is free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower has not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

                                    (c) Borrower has not received notice, and
                           has no knowledge, of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

         3. Covenants and Agreements. Borrower covenants and agrees during the term of this Agreement as follows:

                  (a) Payment of Obligations. Borrower shall pay the indebtednesses evidenced by the Notes according to the tenor thereof, and shall timely pay or perform, as the case may be, all of its other obligations to Lender.

                  (b) Further Assurances. Borrower will take all actions requested by Lender to create and maintain in Lender's favor valid liens and/or perfected security interests in any collateral for the Loan.

                  (c) Financial Statements. Borrower covenants to provide the following financial information to Lender when indicated:

                           (i) within forty-five (45) days after the close of
                  each of Borrower's fiscal quarters, unaudited financial statements of Borrower with respect to such quarter, in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Such financial statements shall be accompanied by a statement from an officer of Borrower that all of the covenants contained herein have been met and complied with during the preceding quarter;

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                           (ii)  within ninety (90) days after the close of each
                  calendar year, financial statements of Borrower with respect to such year, in reasonable detail, prepared in accordance with GAAP, audited in accordance with generally accepted auditing standards by an independent certified public accounting firm acceptable to Lender, which statements shall be accompanied by the unqualified opinion of such accountants. The audited financial statements shall be accompanied by a statement from an officer of Borrower that all of the covenants contained herein have been met and complied with during the preceding fiscal year.

                           (iii) within ninety (90) days after the close of each
                  calendar year, a certified copy of Borrower's Form 10-K with respect to such year.

                           (iv) within forty-five (45) days after the close of each of Borrower's fiscal quarters, a certified copy of Borrower's Form 10-Q with respect to such quarter.

                           (v) within forty-five days after the close of each of Borrower's fiscal quarters, separate, unaudited financial statements for each Project, in reasonable detail, prepared in accordance with GAAP.

                           (vi) within ninety (90) days after the close of each calendar year, separate, unaudited financial statements for each Project with respect to such year, in reasonable detail, prepared in accordance with GAAP.

                           (vii) with reasonable promptness, such additional
                  inancial information as Lender may reasonably require.

                  (d) Insurance. Borrower shall maintain insurance coverage in amounts and of types consistent with the coverages ordinarily, customarily and prudently maintained by companies of similar size and scope, operating nursing homes of similar value, size and location as that of Borrower. All such policies of insurance shall provide that such insurance shall be payable to Borrower and Lender as their respective interests may appear, and that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Lender by the insurer.

                  (e) Taxes. Borrower shall file all required federal, state and local tax returns and pay all taxes as shown on such returns as they become due, and shall pay all other taxes, fees or other charges imposed on it prior to delinquency.

                  (f) Existence. Borrower shall maintain its limited partnership existence in good standing in the state of its


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organization and its qualification in good standing as a foreign entity in any jurisdiction in which such qualification is necessary pursuant to applicable law; provided, however, that Borrower may change its organizational structure to a corporation upon Lender's prior written consent, which consent shall be granted upon delivery to Lender of opinions of counsel and other evidence reasonably requested and satisfactory in form and substance to Lender that the Loan and the perfection and priority of Lender's liens and security interests in and to the collateral security for the Loan shall not be affected by such change.

                  (g) Compliance with Law and Other Agreements. Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations in the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound.

                  (h) Notice of Default. Borrower shall give written notice to Lender of the occurrence of any default under this Agreement or any other Loan Documents promptly upon the occurrence thereof.

                  (i) Notice of Litigation. Borrower shall give notice in writing to Lender of any action, suit or proceeding wherein the amount in issue is in excess of $1,000,000 instituted by any persons whomsoever against any Borrower or any dispute between Borrower on the one hand and any governmental regulatory body on the other hand in which dispute might interfere with the normal operations of Borrower.

                  (j) ERISA Plan. If Borrower has in effect, or hereafter institutes (with Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. Sections 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (iii) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be timely filed with the


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Internal Revenue Service and a copy delivered to Lender within thirty (30) days of the preparation thereof, and (iv) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

                  (k) Mergers, Consolidations, Acquisitions and Sales. Without the express prior written consent of Lender, Borrower shall not (a) be a party to any merger, consolidation or reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of any partnership or joint venture interest in any other person, firm or entity, nor (c) sell, transfer, convey or grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.

                  (l) Environmental Matters.

                           (i) Borrower will cause the Property to remain free of all Hazardous Wastes, and to remain free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower will not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

                           (ii) Borrower will notify Lender immediately if it receives any notice or obtains knowledge of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

                           (iii) In the event that Hazardous Materials unrelated
                  to the Business, or Hazardous Wastes, are discovered on or are brought onto the Property, Borrower will cause such Hazardous Materials or Hazardous Wastes to be removed and disposed of promptly and in full compliance with Environmental Laws. Borrower will provide Lender prior written notice of such removal and disposal actions.

                           (iv) Borrower will comply with all Environmental Laws in all jurisdictions in which Borrower operates, now or in the future, and will comply with all Environmental Laws that in the future become applicable to the Property or the Business.

                  (m) Financial Covenants. Borrower shall comply with the following financial covenants, with determination of compliance being made quarterly:


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                           (i)   Borrower shall at all times maintain a Current
                  Ratio of at least 1.5 to 1. As used herein, "Current Ratio" shall mean the ratio of current assets to current liabilities.

                           (ii) Borrower shall at all times maintain a minimum Working Capital level of $10,000,000.00. As used herein, "Working Capital" shall mean current assets less current liabilities.

                           (iii) Borrower shall at all times maintain a ratio of
                  Funded Debt to Adjusted Tangible Net Worth of no more than 3.5 to 1. As used herein, "Funded Debt" shall mean long term debt (excluding Subordinated Debt), plus notes payable, plus current maturities of long term debt, plus capitalized and operating leases, plus guaranteed debt. As used herein, "Adjusted Tangible Net Worth" shall mean the total equity of Borrower, plus approximately $15,000,000.00 in deferred income resulting from the profit on the sale of nursing home properties to National Health Corporation as equity (which amount shall decrease in accordance with Borrower's books and records that comply with GAAP), plus Subordinated Debt, minus the general intangibles of Borrower, including, without limitation, goodwill and unamortized loan costs in excess of $1,400,000.00. As used herein, "Subordinated Debt" shall mean any indebtedness of Borrower to any other person or entity that is expressly subordinated to the payment of, and security for, any and all indebtednesses and obligations of Borrower to Lender, whether now or hereafter existing, pursuant to subordination agreement(s) that is satisfactory to Lender in all respects.

                           (iv) Borrower shall at all times maintain a Debt Service Coverage Ratio of not less than 1.3 to 1. As used herein, "Debt Service Coverage Ratio" shall mean the ratio of
                  (x) the annualized sum of net income, plus depreciation/amortization, plus interest expense, minus distributions paid to holders of units of Borrower, for the applicable fiscal year as projected by Borrower in written financial projections furnished to Lender or as actually paid, whichever is greater, to (y) interest expense, plus current maturities of long term debt, plus any payments required to fund any guaranty obligations of Borrower.

                           (v) Borrower shall at all times maintain a "Fixed Charge Coverage Ratio" of not less than 1.10 to 1. As used herein, "Fixed Charge Coverage Ratio" shall mean the ratio of
                  (x) the annualized sum of net income, plus


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
                  depreciation and amortization, plus interest expense, plus lease expense (excluding any components included in interest expense and amortization), minus distributions paid to holders of units of the Borrower for the fiscal year, as projected by the Borrower in written financial projections furnished to the Lender or as actually paid, whichever is greater, to (y) the sum of interest expense, plus current maturities of long-term debt, plus lease expense (excluding any components included in interest expense and current maturities of long-term debt), plus any payments required to fund any guaranty obligations of the Borrower.

                           (vi) Borrower shall at all times maintain the following minimum Tangible Net Worth requirements for the following periods:

                                    (A) From the date hereof through June 29,
                           1995, $69,400,000.

                                    (B) On June 30, 1995 and on each subsequent
                           calendar quarter ending, the minimum Tangible Net Worth requirements will increase by $1,400,000 per quarter on a cumulative basis.

                           As used herein, "Tangible Net Worth" shall mean the
                  total equity of Borrower, plus Subordinated Debt, minus the general intangibles of Borrower, including, without limitation, goodwill and unamortized loan costs in excess of $1,400,000.

                           (vii) Borrower shall at all times limit the balance of notes receivable as set forth on its financial statements to no more than Borrower's Adjusted Tangible Net Worth; provided, however, that the notes receivable listed on Exhibit I attached hereto shall be excluded from the balance of notes receivable as set forth on Borrower's financial statements in determining compliance with this subparagraph 3(n)(vii). The listing of notes receivable on Exhibit I attached hereto may be modified, amended, increased and/or reduced from time to time by the Lender; provided, however, that any nursing home project approved by Lender which results in a note receivable to Borrower automatically shall be excluded from the balance of notes receivables and shall be listed on Exhibit I.

                           (viii) All of the foregoing calculations, and all
                  account or financial terms, shall be made or construed in accordance with GAAP.


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
         4. Default and Remedies.

                  (a) Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

                           (i) The occurrence of any default in the payment of principal of or interest on the indebtednesses evidenced by the Notes that is not fully cured within five (5) days after notice thereof to Borrower; provided, however, that no such notice shall be given to Borrower with respect to a payment default under any Note in the event that Lender has given at least two (2) such notices to Borrower under such Note in the then-previous twelve (12) month period, in which event the failure to make any such payment within five (5) days of when due shall constitute an Event of Default hereunder;

                           (ii) Any misrepresentation by Borrower as to any matter hereunder or under any of the other Loan Documents or delivery of any statement, notice or writing to Lender that is untrue in any respect;

                           (iii) Failure of Borrower to pay or perform any of
                  its obligations under this Agreement, the Notes or any other Loan Documents or any default or event of default shall occur under any of the other Loan Documents;

                           (iv) Borrower shall (i) generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate by any act or omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

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
                           (v) Borrower shall (x) fail to pay any indebtedness for borrowed money (other than the Notes of the Borrower when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (y) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such indebtedness;

                           (vi) Borrower shall be liquidated, dissolved, partitioned or terminated or the charter or certificate of authority shall expire or be revoked; or

                           (vii) Borrower shall default in the timely payment or
                  performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower to Lender;

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (five (5) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided that if such Curable Default is of a nature that it cannot be cured within 30 days and Borrower shall promptly, continuously, and in good faith attempt to cure such Curable Default, then Borrower shall have such additional time to cure such Curable Default as Borrower may reasonably require (provided however, that such additional period shall in no event exceed 75 days).

                  (b) Remedies. Upon the occurrence of an Event of Default described in Subsection 4(iv) hereof, the indebtednesses evidenced by the Notes as well as any other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may, at its option, accelerate the maturity of the indebtedness evidenced by the Notes as well as any and all indebtednesses of Borrower to Lender, all without notice of any kind. Upon the occurrence of such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Notes, Lender shall have all rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.



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
         5. Miscellaneous.

                  (a) Performance by Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same and all payments made or costs or expenses incurred by Lender in connection therewith, with interest thereon at the default rate provided in the Notes, shall be immediately repaid to Lender by Borrower.


                  (b) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns. Lender may grant participations in all or any portion of its interest in the indebtednesses evidenced by the Notes, provided that Lender shall promptly give notice thereof to Borrower of any such participations.

                  (c) Costs and Expenses. Borrower shall pay any and all reasonable costs and expenses (including reasonable attorney's fees) incurred by Lender in connection with the making, administration, servicing, collection and enforcement of the Loan, promptly upon demand of Lender.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall not be affected and shall be enforced to the greatest extent permitted by law.

                  (e) Notices. Any notices permitted or required to be made hereunder shall be made in writing, signed by the party giving such notice and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express) to the party at the address set forth below or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date (i) of personal delivery, with respect to all items delivered personally, (ii) of receipt, with respect to all items sent by certified mail, or (iii) that is one
(1) business day after the date of delivery to such courier service, or after transmission by telecopy, with respect to all items delivered by courier service or telecopy, as applicable, shall be the date of such notice. For purposes of this Agreement:

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
                           The address of Lender is:

                           First American National Bank
                           First American Center
                           Nashville, Tennessee 37237
                           Attention: Sandy Hamrick
                           Telecopy Number: 615-748-2812

                           The address of Borrower is:

                           National HealthCare L.P.
                           180 Vine Street
                           Murfreesboro, Tennessee 37130
                           Attention: Richard F. LaRoche, Jr.
                           Telecopy Number: 615-890-0123

                  (f) Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

                  (g) Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

                  (h) No Previous Course of Dealing. No action(s) or inaction(s) taken by Borrower and/or Lender prior to the date hereof shall be construed to
(a) establish a course of dealing between Borrower and Lender, (b) constitute a waiver of any term or provision contained herein, or (c) modify in any way the terms and provisions contained herein.

                  (i) Amendments Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (j) No Waiver. No failure or delay on the part of Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

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
                  (k) Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. The execution of this Agreement and the other Loan Documents by the Borrower was not based upon any facts or materials provided by Lender, nor was the Borrower induced or influenced to execute this Agreement or any other Loan Document by any representation, statement, analysis or promise made by Lender.

                  (1) Indemnity. The Borrower hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrower and its affiliates, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

                  (m) Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

                  (n) Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

                  (o) Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

                  (p) Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. Anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the Loan shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balances of the Loan in such order as Lender elects and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Loan exceed the maximum amounts permitted from time to time by applicable law.

                  (q) Relationships of Parties. Neither Lender nor Borrower shall be deemed a partner, joint venturer or related entity of any other party by reason of this Agreement or any transactions contemplated hereby.

                  (r) Third Party Beneficiaries. This Agreement and the other Loan Documents are intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any person or entity not a party hereto; and no other person or entity shall have any right to rely on this Agreement or the other Loan Documents, or to derive any benefit herefrom.

                  (s) Governing Law. This Agreement shall be construed and enforced under the laws of the State of Tennessee.


                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

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